UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: March 8, 2011
DICK’S SPORTING GOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31463 (Commission File No.)	16-1241537 (I.R.S. Employer Identification No.)

345 Court Street, Coraopolis, Pennsylvania (Address of principal executive offices)	15108 (Zip Code)
(724) 273-3400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION	3
ITEM 7.01 REGULATION FD DISCLOSURE	3
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS	3
SIGNATURE	4

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On March 8, 2011, Dick’s Sporting Goods, Inc. (the “Company”) issued a press release announcing its results for the fourth fiscal quarter and year ended January 29, 2011 and certain other information that is furnished as Exhibit 99.1 hereto.
ITEM 7.01 REGULATION FD DISCLOSURE
The Company is furnishing the following information:
Beginning in fiscal 2011, the Company is revising its method for determining its same store sales calculations. Same store sales measure the growth in sales for the same store location for a particular period from the corresponding period in the prior year.
Prior to fiscal 2011, store locations were excluded from the full year or the quarterly same store sales calculation until the beginning of the fiscal year or quarterly period, as applicable, subsequent to the location commencing its 14th full month of operations following its grand opening or relocation. Beginning in fiscal 2011, a store location will be included in the same store sales calculation in the same fiscal period that it commences its 14th full month of operations. The Company believes this change will better conform its calculation of same store sales to retail industry practice.
The table being furnished and included herewith as Exhibit 99.2 presents quarterly and full year same store sales results for fiscal 2010 calculated in the same manner as same store sales will be calculated beginning in fiscal 2011. The table will be made available on the investor relations section of the Company’s website at www.dickssportinggoods.com/investors and such figures will be reflected as the Company’s historical same store sales results in the future.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits
Exhibit 99.1 Press release dated March 8, 2011 by Dick’s Sporting Goods, Inc. furnished herewith.
Exhibit 99.2 Same store sales revisions furnished herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.
Date: March 8, 2011	By:	/S/ TIMOTHY E. KULLMAN
	Name:	Timothy E. Kullman
	Title:	EVP - Finance, Administration and Chief Financial Officer